                                  EXHIBIT 99.1


                          [BANK OF NEW YORK LETTERHEAD]

                                BANK OF NEW YORK

                              Officer's Certificate

                          -----------------------------
                                 March 24, 2005



MERRILL LYNCH DEPOSITOR, INC.
North Tower, 7th Floor
4 World Financial Center
New York, New York 10080

               PREFERREDPLUS, PPLUSTRUST AND INDEXPLUS CERTIFICATE

The undersigned, Kevin Cremin, the Vice President-Manager of The Bank of New York, a New York corporation (the "Trustee"), hereby certifies in such capacity that, based on his knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated February 20, 1998 between Merrill Lynch Depositor, Inc. as depositor (the "Depositor") and the Trustee, as successor to United States Trust Company of New York, as trustee and securities intermediary (the "Securities Intermediary"), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each series of trust certificates listed in the attached schedule.




                                    Very truly yours,

                                    BANK OF NEW YORK


                                    By: /s/ Kevin Cremin
                                        ------------------------
                                    Name:  Kevin Cremin
                                    Title: Vice President

                                    SCHEDULE


INDEXPLUS Trust Series 2003-1
PPLUS Trust Series CMT-1
PPLUS Trust Series CSF-1
PPLUS Trust Series DCC-1
PPLUS Trust Series DCNA-1
PPLUS Trust Series FMC-1
PPLUS Trust Series GSC-1
PPLUS Trust Series GSC-2
PPLUS Trust Series GSC-3
PPLUS Trust Series GSG-1
PPLUS Trust Series GSG-2
PPLUS Trust Series HTZ-1
PPLUS Trust Series JPM-1
PPLUS Trust Series LMG-3
PPLUS Trust Series PMC-1
PPLUS Trust Series SPR-1
PPLUS Trust Series TWC-1
PPLUS Trust Series VAL-1
PreferredPLUS Trust Series ALL-1
PreferredPLUS Trust Series ATT-1
PreferredPLUS Trust Series BLC-1
PreferredPLUS Trust Series BLC-2
PreferredPLUS Trust Series BLS-1
PreferredPLUS Trust Series CCR-1
PreferredPLUS Trust Series CTR-1
PreferredPLUS Trust Series CZN-1
PreferredPLUS Trust Series ELP-1
PreferredPLUS Trust Series FAR-1
PreferredPLUS Trust Series FRD-1
PreferredPLUS Trust Series GEC-1
PreferredPLUS Trust Series GRC-1
PreferredPLUS Trust Series LMG-1
PreferredPLUS Trust Series LMG-2
PreferredPLUS Trust Series MSD-1
PreferredPLUS Trust Series NAI-1
PreferredPLUS Trust Series QWS-1
PreferredPLUS Trust Series QWS-2
PreferredPLUS Trust Series UPC-1
PreferredPLUS Trust Series VER-1
Public STEERS(R) Series 1998 F-Z4 Trust
Public STEERS(R) Series 1998 HLT-1 Trust
Public STEERS(R) Series 1998 IBM-Z2 Trust
Public STEERS(R) Series 1998 TRV-C1 Trust
Public STEERS(R) Series 1999 REN-C1 Trust


                                       2